UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 28, 2011
Ingram Micro Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12203	62-1644402
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
1600 E. St. Andrew Place, Santa Ana, CA 92705
(Address of Principal Executive Offices and Zip Code)

(714) 566-1000
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On April 28, 2011, Ingram Micro Inc. (the “Company”) and Ingram Funding Inc., a wholly-owned subsidiary of the Company, entered into an Omnibus Amendment No. 1 (the “Amendment”) to the Receivables Purchase Agreement and Receivables Sale Agreement, both dated April 26, 2010, to extend the maturity date of the Company’s U.S. revolving trade account receivable-backed financing program to April 28, 2014. In connection with the Amendment, certain interest rate margins and fees payable by the Company were reduced. The Amendment is subject to customary fees. The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference, and by reference to the Receivables Purchase Agreement and Receivables Sale Agreement, which were filed as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed on April 28, 2010.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Omnibus Amendment No. 1 dated April 28, 2011 among Ingram Micro Inc., Ingram Funding Inc., the various Purchaser Groups from time to time party thereto and BNP Paribas

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.
Date: May 2, 2011	By:	/s/ Larry C. Boyd
		Name:	Larry C. Boyd
		Title:	Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Omnibus Amendment No. 1 dated April 28, 2011 among Ingram Micro Inc., Ingram Funding Inc., the various Purchaser Groups from time to time party thereto and BNP Paribas